                                                     AMENDED AND RESTATED

                                             SERVICE PLAN AND AGREEMENT

                                                        with

                                         OppenheimerFunds Distributor, Inc.

                                               For Class A Shares of

                                        Oppenheimer Capital Appreciation Fund

This Amended and Restated  SERVICE PLAN AND AGREEMENT (the "Plan") is dated as of the 15th day of April,  2004, by and between
Oppenheimer Capital Appreciation Fund (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's written service plan for its Class A Shares  described in the Fund's  registration statement  as of the date this Plan takes  effect,  contemplated  by and to comply with Rule 2830 of the Conduct  Rules of the
NASD,  pursuant to which the Fund will reimburse the  Distributor  for a portion of its costs incurred in connection  with the personal  service and maintenance of shareholder  accounts  ("Accounts")  that hold Class A Shares (the "Shares") of the Fund.
The Fund may be deemed to be acting as distributor  of securities of which it is the issuer,  pursuant to Rule 12b-1 under the
Investment  Company Act of 1940 (the "1940 Act"),  according to the terms of this Plan. The  Distributor  is authorized  under the Plan to pay  "Recipients,"  as hereinafter  defined,  for rendering  services and for the  maintenance  of Accounts.  Such
Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Recipient" shall mean any broker,  dealer,  bank or other  institution  which: (i) has rendered services in connection with the personal  service and  maintenance of Accounts;  (ii) shall furnish the Distributor (on behalf of the Fund) with such  information as the Distributor  shall  reasonably  request to answer such questions as may arise concerning  such  service;  and (iii) has been  selected  by the  Distributor  to  receive  payments  under the Plan.
         Notwithstanding  the  foregoing,  a majority of the Fund's Board of Trustees  (the  "Board") who are not  "interested persons"  (as defined in the 1940 Act) and who have no direct or indirect  financial  interest  in the  operation  of this Plan or in any agreements  relating to this Plan (the  "Independent  Trustees")  may remove any broker,  dealer, bank or other institution as a Recipient,  whereupon such entity's rights as a third-party  beneficiary  hereof shall terminate.

         (b)      "Qualified  Holdings"  shall mean, as to any Recipient,  all Shares owned  beneficially or of record by: (i)
         such  Recipient,  or (ii) such  brokerage  or other  customers,  or  investment  advisory  or other  clients  of such
         Recipient  and/or  accounts as to which such Recipient is a fiduciary or custodian or  co-fiduciary  or  co-custodian
         (collectively,  the  "Customers"),  but in no event shall any such Shares be deemed owned by more than one  Recipient for purposes of this Plan.  In the event that two  entities  would  otherwise  qualify as  Recipients  as to the same
         Shares,  the  Recipient  which is the dealer of record on the Fund's  books shall be deemed the  Recipient as to such
         Shares for purposes of this Plan.

3.       Payments.

         (a)      Under the Plan, the Fund will make payments to the  Distributor,  within  forty-five (45) days of the end of each  calendar  quarter,  in the  amount of the lesser of:  (i) 0.25% on an annual  basis of the  average  during the calendar  quarter of the aggregate  net asset value of the Shares,  computed as of the close of each business day, or
         (ii) the  Distributor's  actual  expenses  under  the  Plan for that  quarter  of the  type  approved  by the  Board.
         Notwithstanding  the  foregoing,  the Fund will not make  payments  to the  Distributor  in excess of the  amount the
         Distributor  pays to  Recipients.  The  Distributor  will use  such fee  received  from the Fund in its  entirety  to reimburse  itself for payments to  Recipients  and for its other  expenditures  and costs of the type approved by the
         Board incurred in connection  with the personal  service and maintenance of Accounts  including,  but not limited to, the services  described  in the  following  paragraph.  The  Distributor  may make Plan  payments to any  "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

                  The services to be rendered by the Distributor  and Recipients in connection  with the personal  service and the  maintenance of Accounts may include,  but shall not be limited to, the following:  answering  routine  inquiries from the Recipient's  customers  concerning the Fund,  providing such customers with  information on their investment in Shares,  assisting in the  establishment  and  maintenance  of accounts or  sub-accounts  in the Fund,  making the
         Fund's  investment plans and dividend payment options  available,  and providing such other  information and customer liaison  services and the  maintenance of Accounts as the Distributor or the Fund may reasonably  request.  It may be presumed  that a Recipient  has provided  services  qualifying  for  compensation  under the Plan if it has Qualified
         Holdings of Shares to entitle it to payments  under the Plan. In the event that either the  Distributor  or the Board should  have  reason to believe  that,  notwithstanding  the level of  Qualified  Holdings,  a  Recipient  may not be rendering  appropriate  services,  then the Distributor,  at the request of the Board, shall require the Recipient to provide a written  report or other  information to verify that said  Recipient is providing  appropriate  services in this regard.  If the Distributor  still is not satisfied,  it may take appropriate steps to terminate the Recipient's status as such  under  the  Plan,  whereupon  such  entity's  rights as a  third-party  beneficiary  hereunder  shall terminate.

                  Payments  received  by the  Distributor  from the Fund  under the Plan will not be used to pay any  interest expense,  carrying charges or other financial  costs, or allocation of overhead by the Distributor,  or for any other purpose  other  than for the  payments  described  in this  Section 3. The amount  payable  to the  Distributor  each quarter  will be reduced to the extent that  reimbursement  payments  otherwise  permissible  under the Plan have not been  authorized  by the  Board  for  that  quarter.  Any  unreimbursed  expenses  incurred  for any  quarter  by the
         Distributor may not be recovered in later periods.

(b)      The  Distributor  shall make  payments to any Recipient  quarterly,  within  forty-five  (45) days of the end of each calendar  quarter,  at a rate not to exceed  0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate net asset value of the Shares  computed as of the close of each  business  day, of Qualified  Holdings owned  beneficially  or of record by the Recipient or by its  Customers.  However,  no such payments shall be made to any  Recipient  for any such  quarter in which its  Qualified  Holdings  do not equal or  exceed,  at the end of such quarter,  the minimum amount  ("Minimum  Qualified  Holdings"),  if any, to be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the  Distributor  may, at its sole option,  make the  following  service fee payments to any
         Recipient  quarterly,  within  forty-five  (45) days of the end of each calendar  quarter:  (A) "Advance  Service Fee
         Payments"  at a rate not to exceed  0.25% of the  average  during the  calendar  quarter of the  aggregate  net asset value of  Shares,  computed  as of the close of  business  on the day such  Shares are sold,  constituting  Qualified
         Holdings,  sold by the Recipient  during that quarter and owned  beneficially or of record by the Recipient or by its
         Customers,  plus (B) service fee payments at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter  of the  aggregate  net asset  value of  Shares,  computed  as of the close of each  business  day, constituting  Qualified  Holdings owned  beneficially  or of record by the Recipient or by its Customers for a period of more than one (1) year.  At the  Distributor's  sole option,  Advance  Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event  Shares are redeemed  less than one year after the date such Shares were sold,  the Recipient is obligated to and will repay the  Distributor on demand a pro rata portion of such Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one
         (1) year.

                  A majority  of the  Independent  Trustees  may at any time or from time to time  increase  or  decrease  and thereafter  adjust the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed the rate set forth above,  and/or  increase or decrease the number of shares  constituting  Minimum  Qualified  Holdings.  The
         Distributor  shall  notify all  Recipients  of the Minimum  Qualified  Holdings  and the rate of  payments  hereunder applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in these  provisions.  Inclusion  of such  provisions  or a change  in such  provisions  in a revised  current prospectus shall constitute sufficient notice.

         (c)      Under the Plan,  payments may be made to  Recipients:  (i) by  OppenheimerFunds,  Inc.  ("OFI") from its own resources  (which may include  profits  derived  from the  advisory  fee it receives  from the Fund),  or (ii) by the
         Distributor (a subsidiary of OFI), from its own resources.

4.       Selection and  Nomination of Trustees.  While this Plan is in effect,  the selection or  replacement  of  Independent
Trustees and the  nomination  of those persons to be Trustees of the Fund who are not  "interested  persons" of the Fund shall be committed to the  discretion  of the  Independent  Trustees.  Nothing  herein shall prevent the  Independent  Trustees from soliciting  the  views or the  involvement  of others in such  selection  or  nomination  if the  final  decision  on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

5.       Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide at least  quarterly a written report to the Fund's Board for its review,  detailing  the  aggregate  amount of payments made pursuant to this Plan and the purposes for which the payments were made.  The report shall state whether all  provisions of Section 3 of this Plan have been complied with. The  Distributor  shall annually  certify to the Board the amount of its total expenses  incurred that year with respect to the personal  service and maintenance of Accounts in conjunction  with the Board's annual review of the continuation of the
Plan.

6.       Related  Agreements.  Any  agreement  related to this Plan  shall be in  writing  and shall  provide  that:  (i) such agreement may be terminated at any time,  without payment of any penalty,  by vote of a majority of the  Independent  Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  voting  securities of the
Class,  on not more  than  sixty  days  written  notice  to any  other  party to the  agreement;  (ii)  such  agreement  shall automatically  terminate  in the event of its  "assignment"  (as defined in the 1940 Act);  (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Trustees cast in person at a meeting called for the purpose of voting on such agreement;  and (iv) it shall,  unless  terminated as herein provided,  continue in effect from year to year only so long as such continuance is specifically  approved at least annually by the Board and its Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and Amendment.  This Plan has been approved by a vote of the  Independent
Trustees  cast in person at a meeting  called on April 15, 2004 for the purpose of voting on this Plan.  Unless  terminated as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance with the Rule and thereafter from year to year thereafter or as the Board may otherwise  determine only so long as such continuance is specifically  approved at least  annually  by the Board and its  Independent  Trustees  by a vote cast in person at a meeting  called for the purpose of voting on such  continuance.  This Plan may be terminated at any time by vote of a majority of the Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting  securities  of Class
A. This Plan may not be amended to  increase  materially  the amount of payments  to be made  without  approval of the Class A
Shareholders,  in the manner described  above, and all material  amendments must be approved by a vote of the Board and of the
Independent Trustees.

8.       Disclaimer of  Shareholder  and Trustee  Liability.  The  Distributor  understands  that the  obligations of the Fund under  this Plan are not  binding  upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the
Fund's  property.  The  Distributor  represents  that it has notice of the provisions of the  Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                            Oppenheimer Capital Appreciation Fund

                                            By:      /s/ Robert G. Zack
                                                     Robert G. Zack, Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:      /s/ James H. Ruff
                                                     James H. Ruff
                                                     President